Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-3 No. 333-182267 of Washington Real Estate Investment Trust,
(2)	Form S-3 No. 333-182264 of Washington Real Estate Investment Trust,
(3)	Form S-4 No. 333-48293 of Washington Real Estate Investment Trust,
(4)	Form S-8 No. 333-63671 pertaining to the 1991 Incentive Stock Option Plans and Two Non-Qualified Share Plans of Washington Real Estate Investment Trust,
(5)	Form S-8 No. 333-145327 pertaining to the 2007 Omnibus Long-Term Incentive Plan of Washington Real Estate Investment Trust;

of our reports dated March 2, 2015, with respect to the consolidated financial statements and schedules of Washington Real Estate Investment Trust and Subsidiaries and the effectiveness of internal control over financial reporting of Washington Real Estate Investment Trust and Subsidiaries, included in this Annual Report (Form 10-K) of Washington Real Estate Investment Trust for the year ended December 31, 2014.

/s/ Ernst & Young LLP
McLean, Virginia
March 2, 2015